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                                                              EXHIBIT 21.1

        LIST OF SUBSIDIARY CORPORATIONS OF LANDSTAR SYSTEM, INC.

                                        Jurisdiction      % of Voting
Name                                  of Incorporation  Securities Owned
----                                  ----------------  ----------------

Subsidiary of Landstar System, Inc.:

  Landstar System Holdings, Inc.          Delaware            100


Subsidiaries of Landstar System Holdings, Inc.:

  Landstar Express America, Inc.          Delaware            100

  Landstar Inway, Inc.                    Delaware            100
   Also d/b/a Inway Nationwide Transportation Services

  Landstar Logistics, Inc.                Delaware            100

  Landstar Ligon, Inc.                    Delaware            100
   Also d/b/a Ligon Contract Services in Kentucky

  Landstar Poole, Inc.                    Alabama             100

  Landstar Ranger, Inc.                   Delaware            100
   Also d/b/a Ranger/Landstar, Inc. in South Carolina

  Risk Management Claim Services, Inc.    Kentucky            100
   Also d/b/a RMCS, Inc. in Alabama and California

  Landstar Contractor Financing, Inc.     Delaware            100

  Landstar Capacity Services, Inc.        Delaware            100

Subsidiary of Landstar Gemini, Landstar Inway,
 Landstar Ligon, Landstar Poole and Landstar Ranger:

  Landstar Corporate Services, Inc.       Delaware            100


Subsidiary of Landstar Inway, Inc.

  Landstar T.L.C., Inc.                   Delaware            100


Subsidiary of Landstar Logistics, Inc.

  Landstar Gemini, Inc.                   Delaware            100
   Also d/b/a Gemini Transportation Services of
         Greensburg, PA in Ontario and New Jersey
   Also d/b/a GTSI Transportation Services in Ontario